EXHIBIT 99.1
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[GRAPHIC OMITTED]

FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Bill Johnson, CEO
                      610-252-3205
                      610-250-9677 (fax)
                      www.sihs.com

PORTFOLIO PR          Paul Holm/Sheldon Lutch
CONTACTS:             212-736-9224
                      pholm@portfoliopr.com / slutch@portfoliopr.com
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               PARAGON TECHNOLOGIES, INC. SETS ANNUAL MEETING DATE

EASTON, PA, January 12, 2001 -- Paragon Technologies, Inc. [AMEX:PTG], a leading deliverer of "smart" materials handling systems, including systems, technologies, products, and services, today announced that its next Annual Meeting of Shareholders will take place on Thursday, June 21, 2001. A specific meeting site will be communicated to shareholders in the proxy materials distributed for the Annual Meeting of Shareholders. Shareholder proposals must be received prior to February 12, 2001 in order to be considered for inclusion in the Company's proxy statement under relevant Securities and Exchange Commission rules, prior to May 3, 2001 in order to be considered at the Annual Meeting of Shareholders, or prior to April 23, 2001 to nominate a Director under Paragon Technologies' Bylaws

About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' core systems capability is horizontal transportation and rapid dispensing. Ermanco is a pioneer in designing, manufacturing, and integrating conveyors and conveyor systems. One of the top material handling systems suppliers worldwide and ISO 9001 certified, Paragon's leading clients include General Motors, IBM, BMG, Daimler Chrysler, Johnson & Johnson, Webvan, the U.S. Postal Service, Ford, Peterbilt, Harley-Davidson, McKesson, Walgreens, and Clark Equipment.

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              242 West 30th Street o 9th floor o New York NY 10001
                      Tel: 212-736-9224 o Fax: 212-736-9008
                              info@portfoliopr.com

             This press release and prior releases are available at
                      www.sihs.com and www.portfoliopr.com.